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                                                                Exhibit 10.10


                                   AGREEMENT

         THIS AGREEMENT entered into this 11 day of January, 2002 (the "Effective Date"), between DICK'S SPORTING GOODS, INC., a Delaware corporation (the "Company"), and ________________, ("the Employee") a resident of the state of __________.

                                   RECITALS:

         A. The Employee is a key employee of the Company and, as such, has received substantial training and acquired new skills as a result of his employment.


         B. The Employee also has had access to confidential documents and other information deemed by the Company to be proprietary and confidential and essential to the Company's business.

         C. The Company has offered the Employee the right to participate in a new multi-year bonus program and certain new severance benefits, in exchange for certain agreements from the Employee.

         D. In order to participate in this program, the Employee has agreed to maintain the confidentiality of the information deemed by the Company to be proprietary and confidential, and to refrain from competing with the Company and soliciting the Company's employees upon the termination of the Employee's employment, on the terms and conditions set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, receipt and sufficiency of which are hereby acknowledged by both parties, it is agreed as follows:

         1. MULTI-YEAR BONUS PROGRAM. As of the Effective Date, the Employee shall be included as a participant in a new enhanced bonus program known as the Dick's Sporting Goods, Inc. Long-Term Incentive Plan (the "Program"), a copy of which has been provided to the Employee along with this Agreement. The Employee's participation in the Program shall be subject to all the terms and conditions of such Program, as they may be amended from time to time by the Company's Board of Directors or management. The Employee shall continue to be included as a participant in the Program until the earlier of (a) the date on which the Employee ceases to be an Employee of the Company for any reason (the "Termination Date"), (b) the date on which the Employee ceases to work in a Program-eligible position, or (c) the completion or cessation of the Program in accordance with its terms. The cessation of the Employee's participation in the Program shall not affect the other provisions of this Agreement, which shall remain in full force and effect with respect to the Company and the Employee, without modification, in the event the Employee ceases to participate in the Program.
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        2.  Covenants Regarding Competition and Employees.
            ----------------------------------------------

            (a) Beginning on the date hereof and continuing for the Restricted Period (as defined in Section 2(c)), the Employee shall not:

              (i) Own, manage, control, be employed by, be a consultant to, participate in, or be connected in any manner with the ownership, management, operation, or control of any entity that owns and/or operates Big Box (as defined in Section 2(c)) sporting goods retail stores in a metropolitan area where the Company operates such a store or stores, or has specific plans to open such a store within one year after the Termination Date, if the Employee had been informed of such store opening plans prior to the Termination Date, specifically including but not limited to The Sports Authority, Inc., Gart Sports Company, Galyan's Trading Company, Gander Mountain/Holiday Companies, Bass Pro Shops and Cabela's, Inc. and their respective successors and affiliates; or

              (ii) Induce or solicit, directly or indirectly, any person who is an employee, officer or agent of the Company to terminate said relationship, or otherwise assist in the recruitment of any Company employee to accept employment with another employer.

            (b) For purposes of this Section 2 and Section 3 below, the term "Company" shall mean and include, in addition to the Company itself, DSG Holdings LLC, and dsports.com LLC, together with their respective subsidiaries successors and assigns.

            (c) For purposes of this Section 2, (i) the "Restrictive Period" means a period of twelve (12) consecutive months from the Termination Date, or, if the Employee has not been employed by the Company for twelve (12) months prior to the Termination Date, for a time period after the Termination Date that is equal to the period of the Employee's employment; and (ii) "Big Box" means a store specializing in the sale of goods having at least twenty-five thousand (25,000) square feet of selling space dedicated substantially to the retail sale of hard and soft line sporting goods and apparel, including single stores, stores that are part of regional or nationwide chains, specialty stores, and any other sales establishments otherwise meeting the foregoing definition.

        3.  Confidentiality; Nondisclosure of Information.
            ----------------------------------------------

            (a) Except as expressly permitted by the Company in writing, the Employee shall not at any time, either before or after the Termination Date, knowingly disclose to any person not connected with the Company or use for his own benefit or for the benefit of any person other than the Company, any proprietary or confidential information either disclosed to or developed by the Employee during his employment by the Company. For purposes of this Agreement, the term "proprietary or confidential information" shall include, but not be limited to, any trade secret or confidential information, knowledge or data, whether of a technical or commercial nature, sales or production records or data, product pricing, formulas, Inventions (as defined in Section 3(b)), financial statements or other financial information, engineering and



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tooling records and data, managerial and operational policies, ideas, plans, methods, practices and procedures, vendor arrangements and vendor lists, marketing strategies, and other confidential business information related to the conduct of the business of the Company.

         (b) Any and all inventions, products, improvements, processes, formulae, manufacturing methods or techniques, designs, or styles (collectively referred to as "Inventions") made, developed, or created by the Employee, alone or in conjunction with others, during regular hours of work or otherwise, during his term of employment by the Company, that may be directly or indirectly useful in or related to the business of, or tests being carried out by, the Company, shall be the Company's exclusive property. The Employee will, upon the Company's request, execute all documents necessary or advisable in the opinion of the Company's counsel to direct issuance of any type of intellectual property right to the Company with respect to Inventions that are to be the Company's exclusive property under this Section 3(b) or to vest in the Company title to such Inventions. The expense of securing any such intellectual property right shall be borne by the Company. The Employee will keep confidential and will hold for the Company's sole benefit any Invention that is to be the Company's exclusive property under this Section 3(b) for which no intellectual property right is issued.

         (c) The Employee shall not, either before or after the Termination Date, make any disparaging or negative comments about the Company or any of its officers, directors or employees, whether oral or written, and shall take reasonable steps necessary or appropriate to cause the members of his family and advisors to abide by such disclosure restriction.

        4.  At-Will Employment; Severance Payment.
            --------------------------------------

        (a) The Employee acknowledges that his employment by the Company is employment-at-will, and that this Agreement does not create any obligation on his part to work for the Company or for the Company to employ him for any fixed period of time, and that his employment may be terminated by the Company at any time with or without cause.

        (b) Subject to the other terms and conditions of this Agreement, including but not limited to Section 4(d), in the event the Employee's employment is terminated by the Company for any reason other than those set forth in Section 4(c) of this Agreement, the Employee shall be entitled to receive as a severance payment (the "Severance Payment") an amount equal to the greater of (i) four (4) weeks of pay at the Employee's regular salary rate, or
(ii) one (1) week of pay at the Employee's regular salary rate for each year of employment by the Company or one of its subsidiaries, prorated for partial years. So long as the Employee is in compliance with all applicable provisions of this Agreement, including but not limited to Section 2, the Severance Amount shall be payable biweekly over the Restrictive Period.

        (c) The Employee shall not be entitled to receive the Severance Payment if the Company, in its reasonable business judgment, terminates the Employee for any of the following reasons: (i) fraud or felonious conduct by the Employee;
(ii) embezzlement or misappropriation of funds or property of the Company by the Employee; (iii) material breach of this Agreement by the Employee or any material violation of the Company's rules, policies or



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procedures set forth in the Company Employee Handbook; (iv) gross negligence by the Employee; or (v) the Employee's consistent inability or refusal to perform, or willful misconduct in or disregard of the performance of his duties and obligations property assigned to him.

              (d) Notwithstanding any other provision of this Agreement, the Employee shall not be entitled to receive the Severance Payment if an Employee's employment is terminated (i) voluntarily by the Employee, (ii) as a result of the death of the Employee, (iii) as the result of the Employee's retirement, or
(iv) as a result of the permanent disability of the Employee, which shall be deemed to have occurred if the Employee is deemed to be "totally disabled" under the Company's long-term disability policy then in effect.

        5.  BREACH BY THE EMPLOYEE.

              (a) Both parties hereto recognize that the obligations of the Employee hereunder are special, unique and of extraordinary character and if the Employee hereafter fails to comply with the restrictions imposed upon him under this Agreement, the Company will not have an adequate remedy at law. It is agreed that under such circumstances, the Company, in addition to the right to terminate the payment of any amounts due to the Employee hereunder and any other rights which it may have, shall be entitled to injunctive relief to enforce any such restrictions and obligations, and that in the event any actual proceedings are brought in equity to enforce any such provision, the Employee shall not raise as a defense that there is an adequate remedy at law. Nothing in this Agreement shall be construed to prohibit the Company from pursuing any other available remedies for such breach or threatened breach, including termination of payments and recovery of damages from the Employee.

             (b) In the event the Company has reason to believe that the Employee has violated or may be violating any provision of this Agreement during or after the Employee's employment, the Company will give the Employee notice of such belief and the reasons therefor. Unless the Employee promptly satisfies the Company that such belief was mistaken, the Employee hereby authorizes the Company to notify any third party of such belief and to furnish a copy of relevant provisions of this Agreement to said party. The foregoing is in addition to, but not in lieu of, any and all rights the Company may have in law or in equity in the event of a breach by the Employee.

         6. GOVERNING LAW. This Agreement shall be governed, construed and interpreted under, and in accordance with, the laws of the State of Pennsylvania.

         7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement (and supersedes and replaces in their entirety any prior agreements, arrangements and understandings) between the parties with respect to the subject matter hereof, and no amendment hereof shall be deemed valid unless in writing and signed by parties hereto.

         8. INTERPRETATION AND CONSTRUCTION. The headings and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

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         9. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without affecting, impairing or invalidating the remaining provisions hereof or the enforceability thereof in such jurisdiction or the validity or enforceability of any provision hereof in any other jurisdiction, unless to enforce the remaining provisions would materially alter the parties' respective benefits and burdens hereunder.

         10. BINDING EFFECT; NON-ASSIGNABILITY; WAIVER. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the Company and its successors and assigns. The rights and obligations of the Employee under this Agreement are personal to the Employee and may not be assigned, transferred or delegated by The Employee to any other person or entity; PROVIDED, that the provisions of Section 3 hereof shall be binding upon the heirs, successors and legal representatives of the Employee. The waiver of either of the parties of any breach of any provision hereof shall not be effective unless in writing and shall not constitute a waiver by such party if any other succeeding breach of any provision hereof.

         11. NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by registered or certified mail, or overnight delivery service, to the addresses hereinafter described or at such other addresses as may be designated in writing by notice duly given to the other party. The date of the giving of such notices, requests, demands, and other communications shall be deemed to be the date of delivery.

If to the Employee to:




If to the Company to:

        Dick's Sporting Goods, Inc.
        200 Industry Drive
        RIDC Park West
        Pittsburgh, PA  15275
        Attention: Edward W. Stack

         12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13. VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to masculine, feminine or neuter, singular or plural, as the context may require.

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         14. NO THIRD PARTY BENEFICIARY RIGHTS. This Agreement is not intended to and shall not be construed to give any person other than the parties signatory hereto any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

        15. ACKNOWLEDGMENT. The Employee acknowledges the following:

             (a) He has carefully read all of the provisions of this Agreement, and has given careful consideration to the restrictions imposed upon him hereby, and he agrees that the same are necessary for the proper protection of the Company's business.

             (b) He has had and expects to continue to have access to confidential and proprietary information of the Company, has received valuable training at the expense of the Company, and has developed important knowledge and skills as a result of his employment by the Company, and the Company's business will be materially and adversely affected if he violates this Agreement, including in particular the provisions of Section 2 or 3.

             (c) He considers the Agreement and each of the restrictive provisions contained herein to be reasonable with respect to the subject matter thereof, and represents that his experience and capabilities are such that the provisions of this Agreement, including but not limited to Sections 2 and 3 hereof, will not prevent him from earning a livelihood.

             (d) The Company has agreed to enter into this Agreement in consideration of the representation by the Employee that he will abide by and be bound by all of the restrictions set forth herein.

             (e) His participation in the Program and receipt of the severance benefits described in Section 4(b) are contingent upon his agreement to and compliance with the other provisions of this Agreement, including but not limited to Sections 2 and 3 hereof.

             (f) He has had an opportunity to consider and review this Agreement for a sufficient period of time.

             (g) He has been advised to consult with an attorney prior to executing this Agreement, and has done so if he, in his sole discretion, believed it necessary or appropriate, and had a sufficient opportunity to discuss it with his attorney, and understands its terms and effects.




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         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed this Agreement as of the day and year first above written.



                                        By:
                                           ----------------------------------
                                           (Signature Above)
                                            Print Name of Employee:


                                        DICK'S SPORTING GOODS, INC.


                                        By: /s/ Edward W. Stack
                                          -----------------------------------
                                           Edward W. Stack
                                           Chairman and Chief Executive Officer




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